UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2024

DIGITAL ALLY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

14001 Marshall Drive, Lenexa, KS 66215

(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.001 par value	DGLY	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Secured Subsidiary Guarantee

As previously reported on the Current Report on Form 8-K filed on November 7, 2024 (the “SPA 8-K”), on November 6, 2024, Digital Ally, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company has agreed to issue and sell to such Purchasers, in a private placement transaction, (i) senior secured promissory notes in aggregate principal amount of $3,600,000 (the “Notes”), and (ii) 808,377 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for aggregate gross proceeds of approximately $3.0 million, before deducting placement agent fees and other offering expenses payable by the Company (such transaction, the “Private Placement”).

Furthermore, as previously reported in the amendment to the SPA 8-K filed on November 8, 2024, in order to secure the Company’s obligations under the Notes, the Securities Purchase Agreement provides that the Company shall cause its wholly owned subsidiaries, to the extent permitted under such subsidiaries’ existing obligations, to guarantee the payment of and performance of obligations under the Notes.

In connection therewith, on November 13, 2024, the Company entered into that certain Secured Subsidiary Guarantee (the “Guarantee”), by and among the Company, TicketSmarter, Inc., a Nevada corporation (“TicketSmarter”), Kustom 440 Inc., a Nevada corporation (“Kustom 440”), and Kustom Entertainment Inc., a Nevada corporation (“Kustom”, each of TicketSmarter, Kustom 440 and Kustom a “Guarantor” and together, the “Guarantors”).

Pursuant to the Guarantee, the Guarantors guarantee to the Purchasers the prompt and complete payment and performance when due of the Obligations (as defined in the Guarantee).

The foregoing description of the Guarantee does not purport to be complete and is qualified in its entirety by reference to the full text of the Guarantee, which is attached to this Current Report on Form 8-K (the “Report”) as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Report is incorporated by reference herein.

Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1955. These forward-looking statements include, without limitation, the Company’s expectations with respect to the anticipated need for future financing, including statements regarding the anticipated timing of financing, and the Company’s projected future results. Words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to indentify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the Company’s control and are difficult to predict. Factors that may cause actual future events to differ materially from the expected results, include, but are not limited to: (i) the risk future financings may not be completed in a timely manner or at all, which may adversely affect the price of the Company’s securities, (ii) the risk of downturns and the possibility of rapid change in the highly competitive industry in which the Company operates, (iii) the risk that any adverse changes in the Company’s relationships with buyer, sellers and distribution partners may adversely affect the business, financial condition and results of operations, (iv) the risk that the Company is not able to maintain and enhance its brand and reputation in its marketplace, adversely affecting the Company’s business, financial condition and results of operations, (v) the risk of the occurrence of extraordinary events, such as terrorist attacks, disease epidemics or pandemics, severe weather events and natural disasters, (vi) the risk that the Company may need to raise additional capital to execute its business plan, which many not be available on acceptable terms or at all, (vii) the risk that third-parties suppliers and manufacturers are not able to fully and timely meet their obligations, and (viii) the risk that the Company is unable to secure or protect its intellectual property. There may be additional risks that the Company presently does not know or that the Company currently believes is immaterial that could also cause results to differ from those contained in any forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Guarantee.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2024

Digital Ally, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross